UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
___________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 17, 2025
___________________
TRULIEVE CANNABIS CORP.
(Exact Name of Registrant as specified in its charter)
___________________

British Columbia	000-56248	84-2231905
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6749 Ben Bostic Road
Quincy, FL 32351
(Address of principal executive offices and zip code)

(850) 298-8866
(Registrant’s telephone number, including area code)
Not Applicable
(Registrant’s name or former address, if change since last report)
___________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
10.5% Senior Secured Notes due 2030
General
On December 17, 2025, Trulieve Cannabis Corp. (the “Company”) issued $140,000,000 aggregate principal amount of its 10.5% senior secured notes due December 17, 2030 (the “Notes”). The Notes were issued under an indenture dated as of June 18, 2019, as supplemented by a second supplemental indenture dated as of December 17, 2025 (the “Indenture”) by and among the Company and Odyssey Trust Company, as trustee (the “Trustee”). Interest on the Notes is payable semi-annually in arrears on June 17 and December 17 of each year after the date of issuance of the Notes, commencing on June 17, 2026.
Guarantees
The obligations of the Company under the Indenture and the Notes will be irrevocably and unconditionally guaranteed, jointly and severally, by the Restricted Subsidiaries (as defined in the Indenture). As of December 17, 2025, the only Restricted Subsidiary was Trulieve, Inc. (“Trulieve US”). Trulieve US, its successors and assigns in any form, will remain Restricted Subsidiaries under the Indenture throughout the term of the Notes. Subject to certain conditions, the Chief Executive Officer and/or the Chief Financial Officer of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary. A guarantor will be released from its obligations under its guarantee upon the occurrence of certain events.
Ranking
The Notes are direct senior secured obligations of the Company. Accordingly, the Notes will rank senior to all of the Company’s existing and future unsecured indebtedness. The Notes are subordinated in right of payment only to any indebtedness that ranks senior to the Notes by operation of law.
Security
The Notes will be secured solely by a pledge of the shares of Trulieve US.
Optional Redemption
At any time and from time to time prior to the date that is two years following the issue date of the Notes, the Company may redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus the applicable premium and accrued and unpaid interest on the outstanding principal amount of each Note called for redemption to the date of redemption.
At any time and from time to time on or after the date that is two years following the issue date of the Notes, the Company may redeem all or part of the Notes, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date, of the years indicated below, subject to the rights of noteholders on the relevant record date to receive interest on the relevant payment date:

Year	Percentage
December 17, 2027 to December 17, 2028	104%
December 17, 2028 to December 17, 2029	102%
December 17, 2029 and thereafter	100%
At any time prior to the date that is two years following the issue date of the Notes, up to 35% of the Notes can be redeemed from the proceeds of a concurrent equity issuance at a redemption price of 108% plus accrued and unpaid interest on the outstanding principal amount of each Note called for redemption to the date of redemption.
Change of Control
In the event of a Change of Control each holder will have the right to require that the Company purchase all or a portion of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase.
Certain Covenants
The Indenture governing the Notes contains covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to:

•	declare or pay dividends or make certain other payments;

•	purchase, redeem or otherwise acquire or retire for value any equity interests or otherwise make any restricted payments;

•	conduct certain asset sales;

•	make certain restricted investments;

•	incur certain indebtedness;

•	grant certain liens;

•	enter into certain transactions with affiliates;

•	dispose of material permits; and

•	consolidate, merge or transfer all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis.
These covenants are subject to a number of other limitations and exceptions as set forth in the Indenture.
Events of Default
The Indenture provides for events of default which, if certain of them occur, would permit the Trustee or the holders of at least 51% in aggregate principal amount of the then-outstanding Notes to declare the principal of, and interest or premium, if any, and any other monetary obligations on, all the then-outstanding Notes to be due and payable immediately.
The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the complete terms and conditions of the Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligations or an Obligation under Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 8.01    Other Events.
On December 17, 2025, Trulieve Cannabis Corp. (the “Company”) issued a news release announcing that it has closed a private placement of 10.5% senior secured notes due 2030 (the “Notes”) for aggregate gross proceeds of $140.0 million (the “Offering”). The Notes, which were issued at 100% of face value, are senior secured obligations of the Company. The Notes bear interest at a rate of 10.5% per annum, payable semi-annually in equal installments until the maturity date, unless earlier redeemed or repurchased. The Notes will mature on December 17, 2030 and may be redeemed in whole or in part, at any time from time to time, on or after December 17, 2027 at the applicable redemption price set forth in the Indenture.
The Company intends to use the net proceeds of the Offering for capital expenditures and other general corporate purposes.
The offering and sale of the Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the laws of any other jurisdiction. This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.
A copy of the press release announcing the Company’s closing of the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Second Supplemental Indenture dated December 17, 2025 by and between Trulieve Cannabis Corp. and Odyssey Trust Company

99.1	Press release dated December 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trulieve Cannabis Corp.

By:	/s/ Eric Powers
Name:	Eric Powers
Title:	Chief Legal Officer
Date: December 17, 2025